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                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), is made and entered into as of this 20th day of December, 2000, by and among XERTAIN, INC., a Delaware corporation (the "COMPANY"), INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation ("PURCHASER"), and IGCA ACQUISITION CORP., a Minnesota corporation and wholly owned subsidiary of Purchaser ("MERGER SUB").

                               W I T N E S S E T H

         WHEREAS, the parties hereto have entered into the certain Agreement and Plan of Merger, dated as of October 12, 2000 (the "AGREEMENT"), pursuant to which the Company will be merged, subject to the terms and conditions contained in the Agreement, with and into Merger Sub in accordance with the laws of the States of Minnesota and Delaware;

         WHEREAS, pursuant to the terms of the Agreement, the parties hereto consummated an Initial Closing at which the Company issued to Merger Sub 1,560,619 shares of the Company's common stock, $.01 par value per share (the "INITIAL COMPANY SHARES"), in exchange for Purchaser's issuance to the Company of 1,739,792 shares of Purchaser common stock, $.01 par value per share (the "INITIAL IGCA SHARES"), which Initial Company Shares and Initial IGCA Shares represent 14.9% of the issued and outstanding shares of common stock of each entity after giving effect to such issuances;

         WHEREAS, in order to comply with certain regulatory agency regulations, IGCA and the Company have agreed that (i) IGCA shall repurchase certain of the Initial IGCA Shares and the Company shall repurchase certain of the Initial Company Shares such that after such repurchases, the Initial IGCA Shares and Initial Company Shares which remain outstanding shall represent 9.9% of the issued and outstanding shares of common stock of IGCA and the Company, respectively, and (ii) the Merger Consideration (as such term is defined in the Agreement) shall be adjusted as provided herein; and

         WHEREAS, the parties hereto have agreed to amend certain of the provisions of the Agreement in accordance with Section 10.2 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                    ARTICLE I

          REPURCHASE OF INITIAL COMPANY SHARES AND INITIAL IGCA SHARES

         1.1 REPURCHASE OF IGCA SHARES. The parties hereby agree that Purchaser shall repurchase from the Company 647,972 of the Initial IGCA Shares (the "REPURCHASED IGCA SHARES") in exchange for the consideration provided in
Section 1.2 hereof on the Closing Date.





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         1.2   CONSIDERATION. As full payment for the Repurchased IGCA Shares to be repurchased by Purchaser pursuant to the terms and conditions hereof, Merger Sub shall deliver to the Company and the Company shall repurchase from Purchaser 581,241 of the Initial Company Shares (the "REPURCHASED COMPANY SHARES").

         1.3 CLOSING. The closing of the transactions contemplated hereby shall occur on the date hereof at the offices of Maslon Edelman Borman & Brand, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota or at such time, date and place as the parties hereto may mutually agree (the "CLOSING DATE"). On the Closing Date (i) Merger Sub shall deliver to the Company or its authorized representative the certificate representing the Initial Company Shares, which shall be duly endorsed for transfer, and (ii) the Company shall deliver to Merger Sub or its authorized representative a certificate representing the such number of shares of the Company's common stock equal to the Initial Company Shares less the Repurchased Company Shares. Upon Merger Sub's receipt of such certificate, Purchaser shall promptly cause its transfer agent to issue to the Company a certificate representing the number of shares of Purchaser's common stock equal to the Initial IGCA Shares less the IGCA Repurchase Shares.

                                   ARTICLE II

                  AMENDMENT TO SECTION 2.3(A) OF THE AGREEMENT

         Section 2.3(a) of the Agreement is hereby amended in its entirety and replaced with the provision set forth below:

               "(a)   Subject to the provisions of this Agreement and with the
         exception of the Initial Company Shares, which Initial Company Shares shall be cancelled as of the Effective Time and with respect to which no Merger Consideration (as defined below) shall be payable, all of the issued and outstanding shares (such shares, exclusive of such Initial Company Shares as the "COMPANY SHARES") of the capital stock of the Company (the "COMPANY CAPITAL STOCK") (as more specifically described in Section 3.6), as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Company Shares, 7,038,181 shares of Purchaser Stock (the "MERGER CONSIDERATION"), which Merger Consideration shall be adjusted as provided in Section 2.3(b) below."

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 ENTIRE AGREEMENT. This Amendment, the Agreement and the documents or instruments referred to in the Agreement including, but not limited to, the Exhibits and Schedules attached thereto, which Exhibits and Schedules are incorporated therein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained




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herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or in the Agreement. This Amendment supersedes all prior agreements and the understandings between the parties with respect to the subject matter contained herein.

         3.2 DEFINED TERMS. Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Agreement. The term "Initial Company Shares", as used in Sections 2 through 10 of the Agreement, shall hereafter have the meaning ascribed to such defined term in the Amendment.

         3.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same document.

         3.4 RATIFICATION AND REAFFIRMATION OF AGREEMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


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         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                         INNOVATIVE GAMING CORPORATION OF AMERICA:



                         By:     /s/ Roland M. Thomas
                            -------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer


                         IGCA ACQUISITION CORP.:



                         By:     /s/ Roland M. Thomas
                            --------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer


                         XERTAIN, INC.:



                         By:     /s/ Roland M. Thomas
                            --------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer